EXHIBIT 10.3


                                     MASTER

                             LAND AND BUILDING LEASE

                                     between

                               SKYLINE-FRI 8, L.P.
                       a Delaware limited partnership, as

                                    LANDLORD

                                       and

                           DON PABLO'S OPERATING CORP.
                               an Ohio corporation

                                    as TENANT








                                 March 24, 2003


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                     INDEX TO MASTER LAND AND BUILDING LEASE


Article

RECITALS

I.              Demise of Premises                                   1
II.             Term                                                 2
III.            Rent                                                 2
IV.             Use                                                  6
V.              Acceptance of Demised Premises                       7
VI.             Alterations                                          7
VII.            Repairs and Maintenance                              8
VIII.           Compliance with Law                                  9
IX.             Utilities                                           10
X.              Indemnity                                           10
XI.             Insurance                                           12
XII.            Damage or Destruction                               15
XIII.           Eminent Domain                                      16
XIV.            Covenants of Landlord                               18
XV.             Insolvency                                          19
XVI.            Default                                             20
XVII.           Unavoidable Delays, Force Majeure                   25
XVIII.          No Waiver                                           26
XIX.            Notices                                             26
XX.             Access                                              27
XXI.            Signs                                               28
XXII.           Improvements and Fixtures                           28
XXIII.          End of Term                                         30
XXIV.           Holding Over                                        30

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XXV.            Assignment and Subletting                           30
XXVI.           Landlord's Loan                                     32
XXVII.          Maintenance of Outside Areas                        34
XXVIII.         Certificates                                        34
XXIX.           Relationship of Parties                             35
XXX.            Recording                                           35
XXXI.           Captions and Section Numbers                        35
XXXII.          Applicable Law                                      35
XXXIII.         Entire Agreement                                    36
XXXIV.          Landlord's Liability                                36
XXXV.           Attorney's Fees                                     36
XXXVI.          Individual Lease Agreements                         37
XXXVII.         Environmental                                       38
XXXVIII.        Addenda                                             42
XXXIX.          Counterparts                                        43


Exhibit A       Location/Legal Description/Address of the Real Property
Exhibit B       Tenant's Personal Property List
Exhibit C       Tenant's Estoppel Certificate
Exhibit D       Memorandum of Lease
Exhibit E       Fixed Rent Allocation
Exhibit F       Subordination, Nondisturbance and Attornment Agreement
Exhibit G       Avado Brands, Inc. Guaranty
Exhibit H       Base EBITDAR

                                     MASTER
                             LAND AND BUILDING LEASE


     THIS MASTER LAND AND BUILDING LEASE (the "Lease") is made and entered into as of March 24, 2003 (the "Effective Date"), between SKYLINE-FRI 8, L.P., a Delaware limited partnership ("Landlord") and Don Pablo's Operating Corp., an Ohio corporation ("Tenant").

                                 R E C I T A L S

     A. Landlord is the owner of the fifteen (15) tracts of real property (individually, the "Real Property" and collectively the "Properties". The Properties are more particularly described in Exhibit A attached hereto and for purposes hereof shall include all of Landlord's right, title and interest in and to all easements, appurtenances and rights relating to the Real Property.

     B. Tenant desires to lease from Landlord the Properties so that Tenant may, in accordance with and subject to the terms, conditions, and restrictions of the Lease, operate a Don Pablo's restaurant at each Real Property location. The buildings and all improvements to or on each tract of Real Property, including but not limited to all site work, landscaping, fixtures, machinery, equipment and systems, utilities, and other improvements, is individually referred to as the "Building", and collectively referred to as the "Buildings". The personal property and moveable trade fixtures (other than Landlord's Equipment, as defined in Section 22.03) located at the Demised Premises are owned by Tenant and/or leased from third parties including, without limitation, those items generally described on Exhibit B attached hereto, and are not included in the definition of Building or Real Property leased to Tenant pursuant to this Lease.

     C.  The  Properties   and  the  Buildings   shall  be  referred  to  either
individually or collectively as the "Demised Premises."

     D. Tenant desires to lease the Demised Premises from Landlord, and Landlord desires to lease the Demised Premises to Tenant, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the lease of the Demised Premises and the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

                                    ARTICLE I

                               DEMISE OF PREMISES

     Landlord does hereby lease unto Tenant, and Tenant does hereby hire from Landlord, for the term hereinafter provided in Section 2.01, the Demised Premises for the use thereof by Tenant, Tenant's employees, concessionaires, licensees, agents, customers and invitees, which use shall be exclusive except as otherwise provided in Section 3.06 or elsewhere herein.

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                                   ARTICLE II

                                      TERM

     Section 2.01

     (a) The "Commencement Date" of this Lease shall be upon the Effective Date. The Lease shall continue for a period of twenty (20) years following the
Effective Date (the "Original Lease Term") unless sooner terminated as hereinafter provided for. The "Lease Term", as such term is used herein, shall mean the Original Lease Term as extended (or as may be extended) pursuant to
Section 2.02 below unless sooner terminated as hereinafter provided for.

     (b) This Lease shall be deemed to be in full force and effect upon the Effective Date. Tenant shall be deemed in possession of the Demised Premises upon the Effective Date.

     Section 2.02 Tenant shall have the option to extend the term of this Lease for up to two (2) separate option periods upon and subject to the terms set forth below in this Section 2.02. The first option period (the "First Option Period") shall commence at the expiration of the Original Lease Term. The second option period (the "Second Option Period") shall commence at the expiration of the First Option Period. The First Option Period and the Second Option Period, are sometimes referred to herein collectively as the "Option Periods" and individually as an "Option Period." Each Option Period shall continue for a period of ten (10) years from the commencement date of such Option Period. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during each Option Period. To validly extend the Lease Term beyond the expiration of the Original Lease Term with the First Option Period (a), Tenant must and shall deliver to Landlord written notice of Tenant's election to so extend not later than one (1) year prior to the expiration of the Original Lease Term and (b)no event shall have occurred and be continuing which, with the passage of time or the giving of any required notice, would constitute an Event of Default (such event, a "Default). To validly extend the Lease Term for the Second Option Period , Tenant (x) must and shall deliver to Landlord written notice of Tenant's election to so extend not later than six (6) months prior to the expiration of the First Option Period, and (y) shall not be in default under any material term or condition of this Lease as of the date of such notice or the commencement of the Second Option Period. Without limiting anything contained in Article XXXIII hereof, time is of the essence in the performance of each provision of this Section 2.02. Either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such extension, with Tenant paying all applicable recording costs.

                                   ARTICLE III

                                      RENT

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     Section 3.01 Tenant shall pay to Landlord,  from and after the Commencement
Date and thereafter throughout the Lease Term, the sums set forth in this Lease as "Rent" without prior demand therefore and without offset, deduction, or abatement except as may be otherwise expressly provided herein. Notwithstanding the foregoing, any amounts due by Tenant to Landlord hereunder for which no due date is expressly specified herein (e.g., the first day of each month) shall be due within ten (10) days following the giving to Tenant by Landlord of written notice of such amounts due, except if some other period of time following written notice or demand is otherwise expressly provided below, then such other period shall apply. As used herein, "Rent" shall be deemed to include not only Fixed Rent but also all additional sums payable or owed by Tenant under this Lease, including without limitation as set forth in Sections 3.05 and 3.07 ("Additional Rent"). Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent constitutes Fixed Rent or Additional Rent. All payments of Rent to be paid to Landlord shall be paid to Landlord at its election, in one of the following manners (which shall be disclosed in writing to Tenant and may be changed only by a writing delivered to Tenant): (1) via electronic deposit into an account designated by Landlord (provided that electronic payment shall only be an option so long as the initial landlord named in the first paragraph, or its lender, or any entity under the Control (as defined below) of the initial Landlord is Landlord unless otherwise consented to by Tenant), (2) by mail at the Landlord's office indicated on the first page hereof or (3) by mail to any other place designated by Landlord upon at least thirty (30) days' prior written notice to Tenant. If the Commencement Date shall not be the first day of a calendar month, then the rent for such month shall be prorated based upon a Three Hundred Sixty-Five (365) day year.

     Section 3.02 Intentionally left blank.

     Section 3.03 Fixed Rent:

     (a) The "Fixed Rent" for the Demised Premises for each month of the Lease Term prior to the fifth anniversary of the Commencement Date shall be $195,833.33. On the fifth anniversary of the Commencement Date, and thereafter, on each fifth anniversary of such date throughout the Lease Term, (i.e., the fifth, tenth and fifteenth anniversary of the Commencement Date, and subject to
Section 2.02, the twentieth, twenty-fifth, thirtieth and thirty-fifth anniversary of the Commencement Date) the monthly Fixed Rent shall increase by ten percent (10%) over the Fixed Rent charged in the immediately preceding month of the Lease Term, and such increase shall apply for the ensuing five (5) year period. Tenant shall pay to Landlord Fixed Rent in advance, without demand therefore, beginning on the Commencement Date and thereafter on the first day of each calendar month commencing with the Commencement Date.

     (b) In the event that this Lease is terminated with respect to any Demised Premises (i) pursuant to a casualty pursuant to Section 12.04 hereof, or (ii) pursuant to an eminent domain taking of any of the Demised Premises pursuant to
Article XIII, the Fixed Rent shall be reduced as of the date of such termination by an amount equal to the Fixed Rent allocated to such Demised Premises pursuant to Exhibit E hereof. In addition, if Landlord exercises its option to segregate this Lease into one or more Individual Lease Agreements pursuant to Section 36.01, the Fixed Rent shall be reduced as provided in Section 36.01. In either

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event, Landlord shall prepare and Tenant and Landlord shall execute, within five
(5) days after delivery to Tenant, an amendment to this Lease, in form and substance reasonably acceptable to Landlord and Tenant, which removes the terminated or segregated Demised Premises from the Real Property described in Exhibit A hereto, and establishes the new Fixed Rent. All other provisions of this Lease will not be affected by any such termination or segregation.

     Section 3.04 Intentionally left blank.

     Section 3.05 Additional Rent.

     (a) All "Real Estate Taxes" (as hereinafter defined) assessed against, or allocable or attributable to each of the Demised Premises (whether accruing prior to, or after the Effective Date and during the Lease Term) shall be deemed to be Additional Rent and shall be payable by Tenant as contemplated by Section 3.05(b) below. Real Estate Taxes for the last year of the Lease Term shall be prorated based upon the most recent tax bill and shall be paid by Tenant to Landlord upon termination of the Lease. As used herein, the term "Real Estate Taxes" means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax which is measured by the value of real property and assessed on a uniform basis against the owners of real property, including excise taxes described in Section 3.05 (d) and any substitution in whole or in part of any of the foregoing due to a future change in the method of taxation. Nothing contained in this Lease, however, shall require the Tenant to pay any estate, inheritance, corporate, profits, transfer, franchise or income tax of Landlord, nor shall any of same be deemed Real Estate Taxes, unless same shall be specifically imposed in substitution for, or in lieu of, Real Estate Taxes, and then only to the extent same are limited to the Demised Premises as if it were the only property owned by Landlord. If by law, any general or special assessment or like charge may be paid in installments without any penalty or interest , then such assessment may be paid by Tenant in such installments and Tenant shall only be liable for the portion thereof that is allocable or attributable to the Lease Term or any portion thereof.

     (b) Tenant shall pay the Real Estate Taxes directly to the applicable taxing authority within fifteen (15) days prior to the earlier of (i) the delinquency thereof, or (ii) the date that any penalty or interest would accrue on any unpaid installment. Landlord shall have the tax bill for the Demised Premises sent directly by the applicable taxing authority to Tenant, and Tenant shall pay the tax bill directly to the collecting authority, and in such event Tenant shall provide Landlord a copy of the paid receipt for each installment of Real Estate Taxes so paid. If Tenant fails to pay the Real Estate Taxes when due hereunder, then Tenant shall, in addition to all other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.

     (c) Tenant shall have the right at its own cost and expense, to seek an abatement of Real Estate Taxes or a reduction in the valuation of the Demised Premises and/or contest the applicability of any Real Estate Taxes to the Demised Premises or the improvements thereon Without limiting the foregoing, Tenant shall have the right to contest or cause to be contested, by appropriate

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

legal proceedings conducted in good faith and with due diligence, at Tenant's sole cost and expense, the amount and validity or application, in whole or in part, of any Real Estate Taxes or lien therefore, provided that Tenant shall have deposited with Landlord adequate reserves for the payment of the taxes as required by Landlord (but in no event less than the amount of Real Estate Taxes in dispute), unless paid in full under protest or Tenant shall have furnished such security as may be required in the proceeding. In any instance where any such action or such proceeding is being undertaken by Tenant, Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, including participating (at Tenant's sole cost and expense) in any proceeding in which Landlord is a necessary party and execute any and all documents approved by Landlord required in connection therewith. Tenant shall be entitled to any refund (after the deduction therefrom of all reasonable expenses incurred by Landlord in connection therewith) of any Real Estate Taxes and penalties or interest thereon received by Tenant or Landlord, whether or not such refund was a result of proceedings instituted by Tenant, which have been paid by Tenant or paid by Landlord for the benefit of Tenant and repaid to Landlord by Tenant.

     (d) Tenant shall pay to Landlord, with each payment of Rent due hereunder, all taxes imposed upon Landlord with respect to rental or other payments in the nature of a gross receipts tax, sales tax, privilege tax or the like, , whether imposed by a federal, state or local taxing authority, which when added to such rental or other payment shall yield to Landlord after deduction of all such tax payable by Landlord with respect to all such payments a net amount which Landlord would have realized from such payment had no such tax been imposed. Tenant shall have the right to contest any such taxes provided for in this
Section 3.05(d) in accordance  with provisions  relating to contest set forth in
Section 3.05(c) above. Notwithstanding the foregoing, but without limiting the preceding obligation of Tenant to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Tenant be required to pay any net income taxes (i.e. taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses), franchise taxes of Landlord, any transfer taxes of Landlord or other tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of any of the Properties or Landlord's interest in the Lease (not including, in any event, any increase in ad valorem taxes or Real Estate Taxes resulting from such transfer).

     Section 3.06 Matters of Record: Tenant hereby accepts each Demised Premises in the condition as of the date of possession hereunder, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations, including private easements and restrictions, (whether or not evidence thereof is recorded in the public records), governing and regulating the use of the Demised Premises, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of any Leased Property for the conduct of the Tenant's business.

     Section 3.07 Additional Charges: Tenant and Landlord agree that the rent accruing under this Lease shall be net to Landlord and that all Real Estate Taxes (subject to contest rights), costs, promotional fees, common area maintenance fees, expenses and charges of every kind and nature, including reasonable attorneys' fees incurred by Landlord in enforcing the provisions of this Lease, whether or not any legal proceedings are commenced ("Additional Charges") arising in connection with or relating to the Demised Premises

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

(excluding, however, (1) taxes other than Real Estate Taxes for which Landlord is responsible under Section 3.05(a), and (2) any charges resulting solely and directly from Landlord's gross negligence or willful misconduct and (3) any payments for interest or principal under any fee mortgage relating to the Demised Premises) which may arise or become due at any time during the Lease
Term) and that all Additional Charges shall be paid by Tenant. With respect to any Additional Charges other than Real Estate Taxes, Landlord shall bill Tenant for such charges from time to time by delivery to Tenant of a true and accurate statement (including reasonable backup documentation) showing in reasonable detail the Additional Charges. Tenant shall pay such Additional Charges within ten (10) days after receipt of such bill. Landlord will provide reasonable cooperation to Tenant at Tenant's sole cost and expense in disputing any Additional Charges that are assessed against Landlord or the Properties by third parties. Tenant hereby indemnifies, defends, protects, and saves Landlord wholly harmless from and against any and all Additional Charges. As used herein, the term "Additional Rent" shall include, without limitation, all of the following:
(1) any and all Additional Charges for which Tenant is responsible hereunder, or which Tenant otherwise assumes or agrees to pay; (2) all interest and penalties owed to third parties that may accrue on such Additional Charges if Tenant fails to pay them timely; (3) all other damages, costs and expenses (including, without limitation, reasonable attorneys' fees and other legal and court costs) which Landlord may suffer or incur in enforcing this Lease; and (4) any and all other sums which may become due by reason of Tenant's default or failure to comply with its obligations under this Lease.

     Section 3.08 Late Charge: In addition to all other remedies set forth in this Lease, any payment of Fixed Rent due to Landlord not received by Landlord within ten (10) days after such payment is due hereunder, and any payment of Additional Rent due to Landlord not received by Landlord when due hereunder, shall be deemed delinquent and cause Tenant to incur a late charge of five percent (5%) on each delinquent payment (or the applicable portion of such payment that is delinquent), due and payable immediately with the delinquent Fixed Rent or delinquent Additional Rent, as the case may be.

     Section 3.09 Character of Demised Premises: From the Commencement Date and thereafter throughout the Lease Term, Tenant shall conduct its business in a first class and reputable manner consistent with Tenant's prior operating practices with respect to each of the Demised Premises. Tenant shall open and operate a Don Pablo's restaurant at each of the Demised Premises continuously during all hours which is customary for similarly situated Don Pablo's restaurants, subject to temporary closing due to casualty, condemnation, remodeling, Lease assignment or subletting permitted pursuant to Article XXV, or other force majeure condition. The character of the occupancy of the Demised Premises is an additional consideration and inducement for the granting of this Lease.

     Section 3.10 Guaranty. Avado Brands, Inc, a Georgia corporation ("Guarantor") shall guaranty Tenant's obligations under this Lease pursuant to the Guaranty Agreement substantially in the form of Exhibit G, executed as of the Effective Date.

                                   ARTICLE IV

                                       USE

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

     Tenant may use the Demised Premises to operate a Don Pablo's restaurant, including beer, wine and liquor sales, and such other incidental uses related thereto in Tenant's discretion or another nationally branded restaurant concept. Tenant may use the Demised Premises only for the uses expressly permitted under this Section, and for no other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision of this Article, Tenant shall not use, or suffer or permit any person or entity to use, the Demised Premises or any portion thereof for any purpose in violation of any applicable law, ordinance or regulation applicable to the Demised Premises.

                                    ARTICLE V

                         ACCEPTANCE OF DEMISED PREMISES

     Tenant acknowledges that it has owned the Demised Premises prior to execution of this Lease and has had the opportunity to perform all tests, studies and inspections that it desires, and that Tenant is accepting each Demised Premises in its AS IS condition existing on the date Tenant executes this Lease.

                                   ARTICLE VI

                                   ALTERATIONS

     Subject to the provisions of this Article VI, Tenant shall have no right to make changes, alterations or additions (collectively, "Alterations") to any Building in excess of One Hundred Thousand Dollars ($100,000.00) without prior written consent of Landlord, which Landlord agrees it will not withhold unreasonably; provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce the value of the Building as it existed prior to the time that said Alterations are made; or (ii) adversely affect the structural integrity of the Building. Such amount shall increase by five percent (5%) on each anniversary of the Effective Date of this Lease. Any and all Alterations made by Tenant shall be at Tenant's sole cost and expense. Prior to the commencement of construction, Tenant shall deliver promptly to Landlord detailed cost estimates for any proposed Alterations, as well as all drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the "Alteration Information"), Landlord's review and/or approval of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence of absence of any defects in any Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information. Landlord's review and/or approval of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the Alteration Information, or any defects therein. In making any and all Alterations, Tenant also shall comply with all of the following conditions:

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

     (a) No Alterations shall be undertaken until Tenant shall have (i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) delivered to Landlord at least fifteen (15) days prior to commencing any such Alterations written evidence acceptable to Landlord of all such permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.

     (b) Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.

     (c) Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit, Landlord access to the Demised Premises in order to post and keep posted thereon such notice(s) as may be provided or required by applicable law to disclaim responsibility for any construction on the Demised Premises.

     (d) Any and all Alterations shall be conducted and completed in a commercially reasonable time period (subject to the terms of Article XVII), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the Demised Premises, and of the local Board of Fire Underwriters, if any; and, within thirty (30) days after completion of any and all Alterations, Tenant shall obtain and deliver to Landlord a copy of the amended certificate of occupancy for the Demised Premises, if required under applicable law or by governmental authority. To the extent reasonably practicable, any and all Alterations shall be made and conducted so as not to disrupt Tenant's business; provided however that major alterations which require closing of the business on a temporary basis may be made so long as otherwise in compliance with the provisions of this Lease.

     (e) The cost of any and all Alterations shall be promptly paid by Tenant so that the Demised Premises at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations subject to the next succeeding sentence. In the event any such lien shall be filed, Tenant shall, within five (5) days after receipt of notice of such lien, deliver written notice to Landlord thereof, and Tenant shall, within thirty (30) days after receipt of notice of such lien, discharge the same by bond or payment of the amount due the lien claimant. However, Tenant may in good faith contest such lien provided that within such thirty (30) day period Tenant provides Landlord with a surety bond reasonably acceptable to Landlord, protecting against said lien.

                                   ARTICLE VII

                             REPAIRS AND MAINTENANCE

     Tenant, at its sole cost and expense, shall maintain each of the Demised Premises and each part thereof, structural and non-structural, in good order and condition, ordinary wear and tear and damage by casualty excepted, and, subject to the terms and conditions of Article VI, if and as applicable, shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen but subject to the casualty and condemnation provisions of this Lease. When used in this Article VII, the term "Repairs" shall include all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain each Demised Premises in good order and condition and in compliance with all applicable laws. The adequacy of, any and all Repairs to the Demised Premises required or conducted pursuant to this
Article VII shall be measured by and meet, at a minimum, all of the following standards: (1) at least equal in quality of material and workmanship to the condition of the Demised Premises prior to the need for such Repairs; (2) at least equal in quality of material and workmanship to the condition of buildings and related facilities of similar construction and class in the general geographic area of the Demised Premises are generally maintained; (3) , avoidance of any and all structural damage or injury to the Building or persons therein; (4) any and all maintenance, service, operation and repair standards and requirements set forth by Guarantor for its (or its subsidiaries' or affiliates') restaurants; (5) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all governmental agencies having jurisdiction over the Demised Premises, including all Environmental Laws (as defined below); and (6) no mold which inhibits or impairs the intended use of any Demised Premises shall be permitted to remain unabated at any Demised Premises. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Demised Premises except in the event the damage necessitating such repair is solely and directly caused by the gross negligence or willful misconduct of Landlord. If Tenant fails or neglects to commence and diligently proceed with all necessary Repairs or fulfill its other obligations as set forth above within twenty (20) days after receipt of notice of the need therefor or otherwise obtaining knowledge of the need therefor (except in emergency situations involving risk of further damage to the Demised Premises or injury to persons in which case no such time period shall be applicable) and/or fails to diligently make such repairs within a reasonable time period, then Landlord or its agents may enter the Demised Premises for the purpose of making such Repairs or fulfilling those obligations. All costs and expenses incurred as a consequence of Landlord's action shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after Landlord delivers to Tenant copies of invoices for such Repairs or other obligations. These invoices shall be prima facie evidence of the payment of the charges to be paid by Landlord. Except in the case of emergency, Landlord shall give Tenant ten (10) days' written notice before taking any such action.

                                  ARTICLE VIII

                               COMPLIANCE WITH LAW

     Tenant shall, throughout the Lease Term, at its sole cost and expense, comply with all laws and regulations of federal, state, municipal and local governments, departments, commissions and boards pursuant to law, or directives or orders issued pursuant thereto, including without limitation all Environmental Laws and the Americans With Disabilities Act, with respect to, regarding, or pertaining to the Demised Premises. Notwithstanding the foregoing, Tenant may, subject to the terms and conditions of this Section, contest or appeal such requirements or orders. To the extent any such contest or appeal by Tenant suspends any and all obligations on the part of Tenant, Landlord, or the Demised Premises to comply with such requirements or orders, and suspends any and all applicability of such requirements or orders to the Demised Premises, Tenant shall not be required to comply with any such laws, regulations, orders, requirements or rules. In no event shall any such appeals, contests or proceedings pursued by Tenant subject Landlord to criminal liability or any civil liability. Upon final resolution of any such appeal, proceeding or contest pursued by Tenant, Tenant shall comply with the judgment, finding or order of the governmental authority so resolving such appeal, proceeding or contest, and shall be liable in full for any and all fines, penalties, charges or costs of any type whatsoever which accrue during the pendency of any contest or appeal.

                                   ARTICLE IX

                                    UTILITIES

     Without limiting any of Tenant's obligations set forth in Article III, Tenant shall be solely responsible for, and shall pay the cost of all utility services provided to the Demised Premises throughout the Lease Term.

                                    ARTICLE X

                            DISCLAIMER AND INDEMNITY

     Section   10.01  As  used  in  this  Lease,   "Landlord   Parties"   means,
collectively, Landlord, Landlord's lenders, and Landlord's members, partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors, succesors, assigns and lenders, to any of the foregoing. To the extent not prohibited by law, none of the Landlord Parties shall be (and Tenant hereby agrees that they shall not be) liable, under any circumstances (except only Landlord (and not any other
Landlord Parties) in the event of, and then only to the extent directly attributable to, Landlord's gross negligence or willful misconduct) for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant's members, officers, directors, shareholders, agents, employees, contractors, customers, invitees or any other person in or about the Demised Premises, whether the same are caused by (1) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, or rain or (2) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements or (3) theft, acts of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or (4) any act or omission of any other occupant of the Demised Premises or any other party, or (5) operations in construction of any private, public or quasi-public work, or (6) any other cause, including damage or injury which arises from the condition of the Demised Premises, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Demised Premises or failure to make any such repair, from any condition or defect in, on or about the Demised Premises including any "Environmental Conditions" (as defined in Article XXXVII) or the presence of any mold or any Hazardous Materials (as defined in
Article XXXVII), or from any other condition or cause whatsoever.

     Section 10.02 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and each of the Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, chooses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Demised Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its agents, employees, contractors or invitees in or about the Demised Premises, (ii) any failure on the part of Tenant to comply with any applicable law, including without limitation all Environmental Laws; (iii) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; and (iv) any other loss, injury or damage described in Section 10.01 above caused (whether by action or omission) by Tenant, its agents, employees, contractors or invitees; and (v) in connection with mold at any Demised Premises; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or "Release" (as defined in
Article XXXVII) at, on, under to or from the Demised Premises of any Hazardous Material; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributable to the gross negligence or willful misconduct of such Landlord Party. All of the personal or any other property of Tenant kept or stored at, on or about the Demised Premises shall be kept or stored at the risk of Tenant.

     Section 10.03 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and all Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, chooses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Demised Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, hereafter arising, whether liquidated or unliquidated, arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Demised Premises.

     Section 10.04 Landlord and Tenant each (a) represent to the other party that such representing party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) hereby agrees to indemnify, defend, protect (with counsel selected by the other party) and hold such other party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder's fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying party.

     Section 10.05 The provisions of this Article X shall survive the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant's decision to agree to this release. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Demised Premises and all dealings in connection therewith.

                                   ARTICLE XI

                                    INSURANCE

     Section 11.01 Tenant will maintain, with financially sound and reputable insurers, public liability, fire and extended coverage and property damage, rent loss or business interruption and other types of insurance with respect to its business and each Property (including all Buildings now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by persons of established reputation engaged in similar businesses and as Landlord shall require and in such amounts and for such periods as Landlord shall require. Without limitation of the foregoing, Tenant shall maintain or cause to be maintained policies of insurance with respect to each Real Property in the following amounts and covering the following risks:

     (a) Comprehensive "all risk" insurance covering loss or damage to each Real Property caused by fire, lightning, hail, windstorm, explosion, vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by "All Risk" or special property policies in effect where such Real Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" or Special clauses, with such endorsements as Landlord may from time to time reasonably require including, without limitation, building ordinance or law coverage sufficient to provide coverage for costs to comply with building and zoning codes and ordinances including demolition costs and increased cost of construction.

     (b) The policy(ies) referred to in Subsection (a) above shall be in an amount equal to one hundred percent (100%) of the full replacement cost of the Building and the furniture, fixtures and equipment at each Real Property (without any deduction for depreciation), and shall contain a replacement cost endorsement and an agreed amount or waiver of co-insurance provisions endorsement. The deductible under such policy shall not exceed an amount customarily required by institutional lenders for similar properties in the general vicinity of the applicable Real Property, but in no event in excess of $250,000, or such other amount as is approved by Landlord from time to time.

     (c) Broad form boiler and machinery or breakdown insurance in an amount equal to the full replacement cost of the Building at the Real Property (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (1) leakage of sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at the applicable Real Property.

     (d) If any Real Property is located in area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in amounts, and in form and substance, satisfactory to Landlord in its sole discretion.

     (e) Business interruption or rent loss insurance in an amount equal to the gross income or rentals from each Real Property for an indemnity period of twelve (12) months, such amount being adjusted annually.

     (f) During any period of construction, reconstruction, renovation or alteration at any Real Property, a complete value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount reasonably satisfactory to Landlord.

     (g) Commercial General Liability insurance covering claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Real Property on an occurence form and in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate and shall provide coverage for premises and operations, liquor liability, products and completed operations and contractual liability with a deductible in an amount customarily required by institutional lenders for similar properties in the general vicinity of the applicable Real Property, but in no event in excess of $500,000, and an umbrella liability policy in the amount of $25,000,000.

     (h) If required by applicable state laws, worker's compensation, employer's liability insurance in an amount of $1,000,000 per accident, per employee and in the aggregate, and in accordance with such laws, subject to the statutory limits of the states in which the Properties are located.

     (i) Such other insurance and endorsements, if any, with respect to the Real Property and the operation thereof as Landlord may reasonably require from time to time, provided same are customarily required by institutional lenders for similar properties in the general vicinity of the applicable Real Property.

     Section 11.02 Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdiction in which the applicable Real Property is located, and shall have a claims paying ability rating by S&P of not less than "A" and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than XIII. Except as otherwise expressly set forth in this Lease, Tenant shall cause all insurance (except general public liability and workers' compensation insurance) to contain a mortgagee clause and loss payee clause in favor of Landlord's lender in accordance with this Section to be payable to Landlord's lender as a mortgagee and not as a co-insured, as its interest may appear.

     Section 11.03 All insurance policies and renewals thereof (i) shall be in a form reasonably acceptable to Landlord, (ii) shall provide for a term of not less than one year, (iii) if the same are insurance policies covering any property (a) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form acceptable to Landlord's lender, (b) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the applicable Property) and (c) shall designate Landlord's lender as "mortgagee and loss payee." In addition, all property insurance policies (except for flood and earthquake limits) must automatically reinstate after each loss, and the commercial general liability and umbrella policies shall contain an additional insured endorsement in favor of Landlord's lender.

     Section 11.04 Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance, or under so-called "all-risk" or "multi-peril" insurance policies, provided that the amount of the total insurance available with respect to the Demised Premises shall provide coverage and indemnity at least equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. Any increased coverage provided by individual or blanket policies shall be satisfactory, provided the aggregate liability limits covering the Demised Premises under such policies shall otherwise comply with the provisions of this Article.

     Section 11.05 Every insurance policy carried by either party with respect to the Demised Premises shall (if it can be so written) include provisions waiving the insurer's subrogation rights against the other party to the extent such rights can be waived by the insured prior to the occurrence of damage or loss. Subject to the above, each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss covered by said policies against which such party is protected by insurance whether or not such damage or loss shall have been caused by any acts or omissions of the other party, but such waiver shall operate only to the extent such waiving party is so protected by such insurance coverage.

     Section  11.06  Each  insurance  policy  required  to be  carried by Tenant hereunder shall include a provision requiring the insurance carrier insuring such policy to provide Landlord with not less than thirty (30) days' prior written notice of any cancellation in such policy. If any insurance policy required to be and in fact carried by Tenant and covering the Demised Premises or any part thereof is cancelled or is threatened by the insurer to be cancelled, or if the coverage thereunder is reduced in any way by the insurer for any reason, and if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within 48 hours after notice thereof by Landlord, Landlord may, in addition to all other rights and remedies available to Landlord, enter the Demised Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and Tenant shall forthwith pay the cost thereof to Landlord (which cost may be collected by Landlord as Additional Rent) and Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Demised Premises as a result of any such entry. In the event Tenant fails to procure or maintain any policy of insurance required under
Article XI, Landlord may, at its option, purchase such insurance and charge Tenant all costs and expenses incurred in procuring and maintaining such insurance as Additional Rent.

     Section 11.07 In addition to the insurance required to be maintained hereunder, Tenant shall deliver a letter of credit to Landlord in the amount of $250,000.00, in accordance with the terms of the Letter Agreement between Landlord and Tenant, dated contemporaneously with the date of this Lease.

                                   ARTICLE XII

                              DAMAGE OR DESTRUCTION

     Section 12.01 Subject to the provisions of Section 12.04 and Section 12.05 below, if at any time during the Lease Term, any Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall commence within Forty-Five (45) days after the first date of such damage or destruction and thereafter diligently proceed to repair, replace or rebuild such Demised Premises as nearly as possible to its condition and character immediately prior to such damage with such variations and Alterations requested by Tenant as may be permitted under (and subject to the provisions of) Article VI (the "Restoration Work").

     Section 12.02 All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of Tenant's trade fixtures or inventory and business interruption insurance carried by Tenant and (ii) insurance proceeds payable from comprehensive general public liability, or any other liability insurance) at any time as a result of casualty to the Demised Premises shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein, and advanced from time to time for such purposes as the work progresses upon certified request of Tenant's architect. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Tenant. If insurance proceeds as a result of a casualty to the Demised Premises are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall promptly pay to Landlord the amount which, in Landlord's sole discretion will be required to complete such work, and Landlord will deposit such amount in an escrow account (or as otherwise required by Landlord's lender) to be used for required Restoration Work. The escrowed funds deposited by Tenant shall first be used in their entirety for the Restoration Work, and only after all such funds have been fully expended shall the insurance proceeds collected by reason of such casualty be used and expended.

     Section 12.03 Except as provided for in Section 12.04, this Lease shall not be affected in any manner by reason of the total or partial destruction to any Demised Premises or any part thereof, or any reason whatsoever, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender any Demised Premises or any part thereof. Fixed Rent and Additional Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.

Section 12.04

     (a) Notwithstanding Section 12.01 above, if any Building is destroyed or damaged in excess of Twenty-Five percent (25%) of the replacement cost thereof (the Demised Premises at which the Building is located is hereafter referred to as the "Casualty Property"), exclusive of foundation and footings, by fire or other insured casualty at any time during the last twelve (12) months of the Lease Term, then Landlord shall have the right, at its election, to terminate this Lease as to the Casualty Property by giving Tenant written notice of termination within sixty (60) days after the date on which such damage or destruction occurs. Such termination shall be effective on the last day of the month following the month in which Landlord gives Tenant notice of its election to so terminate. In such event, Landlord shall be entitled to all insurance proceeds payable pursuant to the policy carried by Tenant pursuant to Section 11.01(b) above, except amounts payable with respect to Tenant's inventory, equipment and/or trade fixtures or moveable trade fixtures.

     (b) In the event of the termination of the Lease as to a Casualty Property pursuant to Section 12.04(a) above, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued Additional Rent in each case payable under this Lease to the date of such termination. With respect to any amounts of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The Fixed Rent payable after the termination of this Lease with respect to a Casualty Property shall be determined in accordance with
Section 13.05. This Section 12.04 shall survive expiration or termination of the Lease.

                                  ARTICLE XIII

                                 EMINENT DOMAIN

     Section 13.01 If more than fifty percent (50%) of any Demised Premises, or more than fifty percent (50%) of the existing access to or from any Demised Premises, shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof and such taking makes the Demised Premises unusable for the purposes set forth in Article IV, then this Lease shall terminate as to such Demised Premises as of the date that possession has been so taken (the "Vesting Date").

Section 13.02

     (a) In the event of a taking of less than fifty percent (50%) of any Demised Premises or fifty percent (50%) of the access thereto, Tenant may elect to terminate this Lease as to such entire Demised Premises(and not just the portion thereof so taken) and not restore such Demised Premises if, by reason of the taking, the taking shall result in a diminution in value of more than 20% of the Demised Premises and as a result of such taking Tenant's business at the Demised Premises has been materially and adversely affected. Tenant's business at the Demised Premises will be deemed materially adversely affected only if there is (i) a taking of a portion of the building located at the Premises making reconfiguration uneconomical, (ii) a taking of access to the Demised Premises in which an alternative access provides significantly reduced traffic counts (iii) a taking of a significant number of parking spaces where alternative parking spaces are not available, or (iv) a taking that would preclude use of the Property for its current use under applicable zoning or other use regulations.

     (b) In the event Tenant elects by reason of any of the foregoing events described in this Article XIII to terminate the Lease as to a Demised Premises ("Condemned Property"), Tenant shall give written notice to Landlord of its intention to so terminate within ninety (90) days after formal notice of the proposed taking is given to Tenant, and this Lease shall terminate with respect to the Condemned Property as of the last day of the calendar month following the month in which such notice is given. In the event the condemning authority revokes or terminates its condemnation proceeding, (i) Landlord, prior to the date set for termination of this Lease with respect to the Condemned Property, may, by notice to Tenant, elect to rescind such termination; and (ii) if Landlord has not re-leased or otherwise entered into an agreement with a third party regarding Tenant's leasehold interest on or before such date, Tenant may, by written notice to Landlord prior to the date set for termination, elect to rescind such termination. In the event of such termination, however, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued Additional Rent in each case payable under this Lease to the date of such termination, and neither party shall have any further rights or liabilities under this Lease with respect to the Condemned Property (except for rights and liabilities that explicitly survive termination or expiration of the Lease as set forth herein). With respect to any items of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The covenants and agreements with respect to the adjustment and payment of items of Additional Rent shall survive the termination of this Lease.

     Section 13.03 In the event of a taking resulting in the termination of this Lease with respect to a Condemned Property pursuant to the provisions of Sections 13.01 or 13.02, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award shall be distributed as follows:

     (a) Landlord shall be entitled to the entire award for the Condemned Property.

     (b) Tenant shall be entitled to any award that may be made for the taking of, or injury to or on account of, any cost or loss Tenant may sustain in the removal of its merchandise, fixtures, moveable trade fixtures and equipment and furnishings, and so long as it does not diminish the amount of the award otherwise available to Landlord for the Condemned Property, the award for loss of business and goodwill.

     Section 13.04

     (a) In case of a taking of less than fifty percent (50%) of any Demised Premises or fifty percent (50%) of the access thereto, and if this Lease is not terminated as provided in Section 13.02 above, Tenant shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct the affected Building to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as "Reconstruction Work"). Landlord shall reimburse

Tenant for the cost of the Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all costs and expenses reasonably incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed pursuant to (and subject to) the requirements for Alterations set forth in Article VI.

     (b) In case of a taking of less than fifty percent (50%) Demised Premises, or less than fifty percent (50%) of the access thereto, and if this Lease is not terminated as provided in Section 13.02 above, the Fixed Rent payable hereunder shall, from and after the date of such taking, be reduced by an amount equal to the product of (i) 1/12 multiplied by (ii) 9% multiplied by (iii) the net condemnation proceeds retained by Landlord after the application of any such proceeds to the repair, restoration or replacement necessitated by the condemnation taking.

     (c) As more particularly set forth in Section 13.03(b) above, Tenant shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed for loss of business and goodwill, provided such award shall not diminish the amount of the award otherwise available to Landlord for the Demised Premises hereunder.

     (d) Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result thereof.

     Section 13.05

     If this Lease is terminated with respect to a Casualty Property or a Condemned Property, the Fixed Rent due after the termination of the Lease shall be reduced by the amount of the Fixed Rent allocable to such Casualty Property or Condemnation Property pursuant to Exhibit E.

                                   ARTICLE XIV

                        COVENANTS OF LANDLORD AND TENANT

     Section 14.01 Landlord and Tenant represent, warrant and covenant to the other that each such party currently has, and as of the Effective Date will continue to have, the right and lawful authority to enter into this Lease and perform their respective obligations hereunder.Landlord further represents, warrants and covenants to Tenant that, from and after the Effective Date until the termination of the Lease Term, and provided Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Demised Premises as against any adverse claim of Landlord or any party claiming under Landlord subject, however, to the terms of the Lease and any agreement between Tenant and any such party claiming under Landlord.

     Section 14.02 Tenant may from time to time in writing request Landlord to join with Tenant (at Tenant's cost and expense), (i) to grant, modify or amend easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities and the like to the Demised Premises, (ii) release existing easements and appurtenances relating to the provision of utilities and the like to the Demised Premises, (iii) grant, modify, amend or release reciprocal easement agreements, restrictive covenants, subdivisions, annexations and the like, (iv) grant immaterial portions of the Demised Premises in connection with, or in lieu of, takings or dedications for public use, and (v) execute and deliver any instrument, in form and substance reasonably acceptable to Landlord, necessary or appropriate to make or confirm such actions to any person. Landlord shall not unreasonably refuse to join in any such action and shall not unreasonably withhold its consent thereto in writing, provided that no Default or Event of Default shall have occurred and be continuing hereunder and provided that an officer of Tenant shall have certified to Landlord that such action is being taken in the ordinary course of Tenant's business, does not interfere with and is not detrimental to the conduct of business on the Demised Premises, does not impair the usefulness or fair market value of the Demised Premises or any contemplated future use by Landlord of the Demised Premises, and was made for no or only nominal consideration. Notwithstanding the foregoing, Landlord shall have no obligation to join in, or consent to, any such action if such action presents a material risk of liability, expense or adverse tax consequences to Landlord.

                                   ARTICLE XV

                                   INSOLVENCY

     Section 15.01 If at any time during the Lease Term, (1) proceedings in bankruptcy shall be instituted (voluntarily or involuntarily) by or against Tenant or Guarantor which result in an adjudication of bankruptcy, and with respect to any involuntary proceeding, Tenant or Guarantor shall consent to the commencement thereof or any such proceeding not so consented to by Tenant or Guarantor is not stayed or withdrawn within sixty (60) days after commencement thereof or (2) if Tenant or Guarantor shall file, or any creditor or other person shall file against Tenant or Guarantor, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Act of the United States of America (or under any other present or future statute, law or regulation), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or
(3) if a trustee or receiver shall be appointed to take possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant, or Guarantor and such appointment is not vacated or withdrawn and possession restored to Tenant or Guarantor, as the case may be, within thirty
(30) days thereafter, or (4) if a general assignment or arrangement is made by Tenant or Guarantor for the benefit of creditors, or (5) if any sheriff, marshal, constable or other duly-constituted public official takes possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant or Guarantor by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof, or (6) if Tenant or Guarantor shall admit in writing Tenant's inability to pay its debts as they become due; the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, then an Event of Default under this Lease shall have occurred on the part of Tenant and Landlord may, at its option in any of such events, on thirty (30) days notice to Tenant, if such action is not vacated or withdrawn during such thirty (30) day period, immediately recapture and take possession of the Demised Premises and terminate this Lease pursuant to process of law.

                                   ARTICLE XVI

                                     DEFAULT

     Section 16.01 Events Of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

     (a) Nonpayment Of Rent. Failure to pay any installment of Fixed Rent or Additional Rent due and payable hereunder on the date when payment is due pursuant to the terms of this Lease, and such failure shall continue until the earlier of (i) three (3) days after written notice from Landlord, or (ii) ten
(10) days following the date when such Fixed Rent or Additional Rent is due.

     (b) Insolvency. The occurrence of any event described in Article XV above. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     (c) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease (including, without limitation, Guarantor) was materially false or misleading when given.

     (d) Certificate. The failure by Tenant to give timely any certificate in accordance with terms, provisions, and requirements of this Lease (provided, however that the foregoing shall only be an Event of Default at the option of Landlord), and such failure continues for ten (10) days after written notice from Landlord, unless any shorter notice period is specifically provided under this Lease, in which case such shorter notice period shall apply, in lieu of such ten (10) day period.

     (e) Environmental. Tenant's violations of any Environmental Laws or the Release of any Hazardous Materials, or the failure to abate the presence of mold which would inhibit or impair the intended use of any Demised Premises, such failure continuing for a period of thirty (30) days after written notice of such failure, or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences an appropriate response action for such violation or Release within such thirty (30) day period and continuously and diligently pursues such remedy at all times until complete.

     (f) Delivery of Documents. The failure by Tenant to deliver any of the documents required pursuant to Section 26.01, 28.01 or 36.01 within the time periods required pursuant to such sections.

     (g) Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 16.01(a)-(f) above, and such failure continuing for a period of thirty (30) days after written notice of such failure is delivered to Tenant (or such longer period, up to but not exceeding an additional ninety (90) days, as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30) day period and continuously and diligently pursues such remedy at all times during the additional ninety (90) day period.)

     (h) Financial Covenant Default. Until Landlord has sold or otherwise assigned its interest in twelve (12) or more of the Real Properties the aggregate EBITDAR (as hereafter defined) of the Properties subject to the Lease for the trailing twelve (12) month period shall be less than 55 % of the EBITDAR for such Properties set forth on Exhibit H. EBITDAR shall mean the aggregate earnings, determined in accordance with generally accepted accounting principles, consistently applied, of the restaurant operations at all Properties, prior to any deductions for Fixed Rent, Additional Rent, amortization, depreciation, federal and state income taxes, interest expense and general and administrative expense (i.e., allocation of any corporate overhead expense), but after deducting an annual overhead charge of $50,000 per Property. The EBITDAR shall be determined on the basis of the Properties actually owned by Landlord on the last day of each calendar quarter, and accordingly any Properties sold by Landlord during the trailing twelve (12) month period shall be excluded from such calculation and from the EBITDAR set forth on Exhibit H. Tenant shall deliver to Landlord and Drawbridge Special Opportunities Fund LP (collectively with its successors and assigns, "Drawbridge") a compliance certificate, in form and substance reasonably acceptable to Landlord and Drawbridge, within twenty-five (25) days after the last day of each calendar quarter, demonstrating compliance with the EBITDAR covenant set forth herein, and shall additionally deliver to Landlord and Drawbridge, promptly upon request of Landlord or Drawbridge, financial information of Tenant reasonably acceptable to Landlord and Drawbridge supporting the statements contained in any such compliance certificate. .

     Section 16.02 Remedies Upon Default. If an Event of Default by Tenant occurs, then, in addition to any other remedies available to Landlord at law or in equity or elsewhere hereunder, Landlord shall have the following remedies:

     (a) Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease, and at any time thereafter recover possession of all or any portion of the Demised Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Premises without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate the Lease, Landlord shall also have the right to (i) reenter the Demised Premises and take possession of and remove all equipment and fixtures of Tenant, if any, in such Demised Premises and (ii) exercise its rights, with five (5) days written notice to Tenant, to use Don Pablo's service mark in connection with Landlord's continued operation of a restaurant at any Demised Premises. In connection with any such repossession, Tenant (and any affiliate of Tenant holding a liquor license with respect to the Demised Premises) shall provide reasonable cooperation in transferring its liquor license to Landlord, or in assisting Landlord in obtaining a liquor license. Tenant (and Tenant's affiliate) agree upon Landlord's written request, to grant a security interest to Landlord in the liquor license at the Demised Premises to secure Tenant's obligations hereunder, provided that the grant of such security interest does not violate any state or local law or ordinance. Upon any assumption or successful foreclosure of Tenant's liquor license, Tenant's liability to Landlord on account of any default under this Lease shall be reduced by the fair market value of the liquor license so transferred to Landlord. If Landlord elects to terminate this Lease and Tenant's right to possession, or if Tenant's right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under the Lease through the date of termination; (ii) the Fixed Rent due for the remainder of the Lease Term in excess of the fair market rental value of the Demised Premises for the remainder of the Lease Term (each discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%); (iii) the cost of reletting the Demised Premises; and
(iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default. Landlord shall use commercially[,] reasonable efforts to mitigate Tenant's damages for any such default; provided, however, that Landlord's efforts to mitigate shall not waive Landlord's right to recover damages which are calculated consistent with Landlord's duty to mitigate.

     (b) Continuation After Default. If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Texas law, subject to Article 32 hereof. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Demised Premises, or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease. If Landlord elects to relet the Demised Premises for the account of

Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, attorneys' fees, brokers' fees, alterations and repairs to any of the Demised Premises, and tenant improvement costs); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.

     (c) CONFESSION OF JUDGMENT FOR POSSESSION OF DEMISED PREMISES. TENANT HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OR ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT IN ANY AND ALL

ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF THE DEMISED PREMISES (IN EJECTMENT OR OTHERWISE), WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, AND TENANT AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).

     IN ANY SUCH ACTION, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL, AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT AND ALL PERSONS CLAIMING UNDER TENANT HEREBY RELEASE LANDLORD FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.

     THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME, AS OFTEN AS OCCASION THEREFOR SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE LEASE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE LEASE TERM.

     THIS SECTION 16.02(C) SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION
NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.

     TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN THIS SECTION 16.02(C) IN ENTERING INTO THIS LEASE WITH TENANT AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.

     Section 16.03 Indemnification. Nothing in this Section shall be deemed to affect Tenant's obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under Article X of this Lease, and such obligation shall survive the termination or expiration of this Lease.

     Section 16.04 Waiver of Notice/ Performance by Landlord. Notwithstanding any provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency; or (b) if in Landlord's reasonable determination the continuance of any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons or property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such governmental requirement or default by Tenant, Landlord is compelled or elects to pay any sum of money, (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of fifteen percent (15%) of such sums, shall be due as Additional Rent from Tenant within ten (10) days of written demand therefore from Landlord.


     Section 16.05 Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent and any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Accordingly, any sum due by Tenant to Landlord under this Lease which is not paid when due shall bear interest at the lesser of the prime rate announced from time to time by Wells Fargo Bank, N.A., plus five percent (5%) per annum or the maximum rate allowed under Texas law, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease. The foregoing shall be in addition to, and not in lieu of, any other rights, remedies and charges as a result of any such late payment by Tenant set forth in this Lease, including without limitation any late charge imposed on any such amount as set forth in Section 3.08.

     Section 16.06 Tenant's Subleases. If Landlord elects to terminate this Lease on account of any Event of Default, then Landlord may: (i) terminate any sublease by a subtenant and any license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Demised Premises which are not the subject of a nondisturbance agreement executed by Landlord; or (ii) choose to succeed to Tenant's interest in such arrangement. Absent a nondisturbance agreement between Landlord and subtenant, no payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of any Property after termination of this Lease and Landlord's election to terminate the sublease by the subtenant. If Landlord elects to succeed to Tenant's interest in such arrangement, then Tenant shall, as of the Effective Date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

     Section 16.07 Form of Payment After Default. Without limiting any other obligation of Tenant under this Lease, if Tenant fails to pay any amount due to Landlord under this Lease within five (5) days after written notice of such failure is given to Tenant by Landlord, or if Tenant attempts to pay any such amount by drawing a check on an account with insufficient funds, then Landlord shall have the right to require that any and all subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cashier's or certified check drawn on an institution acceptable to Landlord, or any other form approved by Landlord in its sole and absolute discretion, notwithstanding that Landlord may have previously accepted payments from Tenant in a different form.

     Section 16.08  Acceptance  of Rent Without  Waiving  Rights.  No payment by

Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant's payments without waiving any right or remedy under this Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.

     Section 16.09 Waiver by Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's lawful reentering and taking possession of the Demised Premises following the occurrence at an Event of Default in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided.

     Section 16.10 Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord shall not impair Landlord's rights to exercise any other right or remedy to the fullest extent permitted by law.

                                  ARTICLE XVII

                        UNAVOIDABLE DELAYS, FORCE MAJEURE

     If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor, materials or reasonable substitutes thereof, Acts of God, present or future governmental restrictions, regulations or control, insurrection, sabotage, fire or other casualty, final determination of insurance and condemnation claims, or any other condition beyond the control of the party, exclusive of financial inability of a party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, 180 days. The provisions of this Article shall in no event, however, operate to delay the Commencement Date or to excuse Tenant from the prompt payment of Fixed Rent, or Additional Rent.

                                  ARTICLE XVIII

                                    NO WAIVER

     The failure of Landlord or Tenant to insist upon strict performance of any of the terms and conditions hereof shall not be deemed a waiver of any rights or remedies that party or any other such party may have, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

                                   ARTICLE XIX

                                     NOTICES

     Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:

     (a) If given or served by Landlord, (1) by hand delivery to Tenant, (2) by mailing same to Tenant by registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Tenant at the following address:

                              Don Pablo's Operating Corp.
                              Hancock at Washington
                              Madison, GA 30650
                              Attn:  Margaret E. Waldrep
                              Telephone No. (706) 342-9283
                              Facsimile No. (706) 343-2234

With copies (which shall not constitute notice hereunder) to:

                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, Illinois 60606
                              Attn:  Randall J. Rademaker
                              Telephone No. (312) 407-0930
                              Facsimile No. (312) 407-8521

                              Graves Sieffert, P.A.
                              862-B South Pleasantburg Drive (29607)
                              P.O. Box 8600 Greenville, South
                              Carolina 29604 Attn: Jennings L.
                              Graves, Jr. Telephone (864) 527-2727
                              Facsimile No. (864) 527-2721

     (b) If given or served by Tenant, (1) by hand delivery to Landlord, (2) by mailing same to Landlord by U.S. registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:

                              SKYLINE-FRI 8, L.P.
                              558 Sacramento Street, 4th Floor
                              San Francisco, CA  94111
                              Attn:  Richard C. Ronald
                              Telephone Number 415.615.5140
                              Facsimile No. 415.616.5144

With copies (which shall not constitute notice hereunder) to:

                              Richard Wilensky
                              12240 Inwood Rd., Suite 500
                              Dallas, TX 75244
                              Telephone No. (972) 739-0510
                              Facsimile No. (972) 739-0513

     (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (1) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (2) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (3) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.

     (d) Either Landlord or Tenant may at any time during the Lease Term designate one additional party to whom copies of notices must be sent.

     (e) Either Landlord or Tenant may from time to time change its address for receiving notices under this Lease by providing written notice to the other party in accordance with this Article XIX.

                                   ARTICLE XX

                                     ACCESS

     Section 20.01 Landlord and its designees shall have the right on not less than Twenty-Four (24) hours' prior written notice (except in the event of an emergency, where no prior notice shall be required) to Tenant to enter upon any of the Demised Premises at reasonable hours accompanied by an employee of Tenant to inspect such Demised Premises or, during the period commencing one hundred eighty (180) days prior to the end of the Lease Term, for the purpose of exhibiting same to prospective tenants. Landlord's right to enter and inspect any of the Demised Premises shall include the right to take samples of Environmental Media (as defined in Article XXXVII) as necessary to confirm the presence or absence of Hazardous Materials. Such entry and/or inspection shall not unreasonably interfere with Tenant's ability to conduct its business operations from the Demised Premises and Landlord shall indemnify Tenant from and against any and all claims, losses or liability incurred by Tenant as a result of injuries to persons or property caused by the gross negligence or willful misconduct of Landlord in connection with such entry and inspection, unless an Event of Default has occurred, or Landlord's entry is a result of an emergency at the applicable Property.

                                   ARTICLE XXI

                                      SIGNS

     No sign shall be installed on any of the Demised Premises until all governmental approvals and permits required therefore are first obtained and all fees pertaining thereto have been paid by Tenant. Except as set forth in the preceding sentence, Tenant may install or erect signs of any height or dimensions and bearing such inscription as Tenant shall reasonably determine.

                                  ARTICLE XXII

                            IMPROVEMENTS AND FIXTURES

     Section 22.01 Any and all portions of the Building, all other improvements on the Real Property at the Commencement Date and all fixtures on the Demised Premises at the Commencement Date shall be the property of Landlord. In the event that Tenant installs or erects fixtures or improvements to the Demised Premises after the Commencement Date, such fixtures or improvements shall at the expiration or earlier termination of the Lease, become the property of Landlord and remain upon and be surrendered with the Demised Premises. Notwithstanding the foregoing provisions, Tenant shall be liable for all property taxes, assessments, and similar charges assessed against or allocable to any fixtures or equipment at the Demised Premises (irrespective of whether such fixtures are owned by Landlord or Tenant) and which are attributable to any period of time during the Lease Term. This Section 22.01 is subject to Section 22.02 below such that the foregoing shall not be deemed to apply to Tenant's moveable trade fixtures.

     Section 22.02 Moveable trade fixtures , furnished or installed by Tenant and/or located on the Demised Premises (including those items generally described on Exhibit B hereto), shall be and remain the property of Tenant and may be removed by Tenant or others entitled to remove same at any time during the Lease Term provided that Tenant is not in default of this Lease, and that such removal shall in no way affect Tenant's covenants with respect to the operation of the Demised Premises pursuant to Section 3.09. Such moveable trade fixtures shall include all personal property located on the Demised Premises in which Tenant has any interest, excluding only Landlord's Equipment (as defined in Section 22.03 below). Tenant shall repair all damage to the Demised Premises caused by removal of any such trade fixtures by Tenant or its subtenants, licensees or mortgagees. Upon default of this Lease by Tenant, Landlord shall have the option to purchase any or all of such trade fixtures, and equipment for $1.00, which option is assignable by Landlord. Landlord hereby acknowledges that certain of the moveable trade fixtures are subject to liens in favor of SunTrust Bank, Atlanta, as collateral agent under a Participation Agreement dated as of September 24, 1997 ("Equipment Lease"). Landlord hereby agrees that any statutory or contractual lien it may hold in the moveable trade fixtures and equipment subject to the Equipment Lease liens are hereby subordinated to such liens and such liens are hereby consented to by Landlord. If any of Tenant's trade fixtures or equipment after the date hereof become subject to the lien of an institutional lender, Landlord will subordinate any statutory or contractual lien it may hold to such trade fixtures or equipment to the lien of such lender, if such lender agrees, in form reasonably acceptable to Landlord, to sell to Landlord, at Landlord's election, the trade fixtures and equipment at one or more of the Real Properties at Liquidation Value upon foreclosure or other acquisition by such lender of the trade fixtures or equipment. For purposes hereof, Liquidation Value shall be the value of the assets if sold at public auction, as established by the average of the two closest appraisals in dollar amount made by three qualified appraisers, one selected by Landlord, one selected by such lender and the third selected by the two (2) appraisers so selected. A qualified appraiser is an appraiser with at least five (5) years experience in evaluating restaurant equipment and assets, who has no relationship to either Landlord or the lender. The cost of the appraisal process shall be shared equally by Landlord and lender.

     Section 22.03 During the Lease Term, Tenant shall be entitled to use Landlord's equipment ("Landlord's Equipment") in Tenant's operations at the Demised Premises. Landlord's Equipment shall include the following items located at each Demised Premises on the Commencement Date: coolers, walk-in freezers, HVAC systems and ventilation units (except any of such items that are leased by Tenant pursuant to the Equipment Lease). Tenant shall keep the Landlord's
Equipment in good working order and repair (normal wear and tear excepted), shall not remove Landlord's Equipment from the Demised Premises and shall not permit any lien or other encumbrance to attach to Landlord's Equipment except any such liens that are being contested by Tenant in good faith by appropriate proceedings and that have been bonded over by Tenant to the satisfaction of Landlord. Tenant shall keep the equipment insured and shall be responsible for any casualty or other loss to Landlord's Equipment or occasioned by Landlord's Equipment. Tenant shall at all times have a system in place to identify the Landlord's Equipment from any trade fixtures or equipment of Tenant, and any items of equipment not so identified shall conclusively be presumed to be the property of Landlord. At the expiration or termination of the Lease, if Tenant is in default hereunder, Tenant shall, upon Landlord's written request, assign its interest as lessee in the equipment leases for the Equipment Lease and other items of leased equipment, to the extent assignable. Tenant may, from time to time, retire or replace Landlord's Equipment with new items of equipment purchased by Tenant, in which event such replaced equipment shall constitute
Landlord's Equipment. All Landlord's Equipment shall be the property of Landlord, and Tenant shall execute such instruments and documents as Landlord may require to evidence such ownership by Landlord.

     Section 22.04 Tenant shall purchase all equipment subject to the Equipment Lease with respect to the equipment located at: 11400 University Drive, Orlando, Florida and 6191 Columbia Crossing Cir., Columbia, Md. 21045, on or before April 1, 2003; 5911 Fruitville Rd., Sarasota, Florida, on or before October 1, 2003; 4555 Southside Blvd., Jacksonville, Florida, on or before January 1, 2004; 2025

W. Brandon Blvd., Brandon, Florida and 7887 Elm Creek Blvd., Maple Grove, Minnesota, on or before April 1, 2004. Upon acquisition of such equipment, Tenant shall immediately deliver to Landlord a bill of sale for any such equipment which would be described as Landlord's Equipment in Section 22.03.

     Section 22.05 Tenant hereby authorizes Landlord to take all steps necessary in Landlord's reasonable judgment to perfect any security interest granted by Tenant to Landlord under this Lease, including without limitation by filing or recording financing statements regarding the subject property.

                                  ARTICLE XXIII

                                   END OF TERM

     Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises, and all Alterations which are then part of the Demised Premises, broom clean and in good order and condition, subject to reasonable wear and tear and except as provided in Articles XII and XIII. Tenant shall, within thirty (30) days prior to the end of the Lease Term, transfer to Landlord all plans, drawings, other Alteration Information, and technical descriptions of the Properties, and shall assign to Landlord all assignable permits, licenses, authorizations and warranties with respect to the Properties (in each case to the extent not previously transferred or assigned to Landlord). This Article XXIII shall survive the expiration or termination of the Lease.

                                  ARTICLE XXIV

                                  HOLDING OVER

     If Tenant holds over in possession after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at One Hundred Twenty-Five percent (125%) of the Fixed Rent; and Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys fees and costs.

                                   ARTICLE XXV

                            ASSIGNMENT AND SUBLETTING

     Section 25.01 This Lease shall be fully assignable by the Landlord or its assigns, subject to the terms of Article XXXIV.

     Section 25.02

     (a) Neither Tenant, nor Tenant's successors or assigns, shall assign in whole or in part, by operation of law or otherwise, this Lease, or sublet the Demised Premises, in whole or in part, or permit the Demised Premises or any portion of it to be used or occupied by others, or enter into a management contract or other arrangement whereby the Demised Premises shall be managed or operated by anyone other than the owner of the Tenant's leasehold estate, without the prior written consent of Landlord in each instance. Any disposition of an ownership interest in Tenant, either directly or indirectly, in such a manner that the ultimate beneficial owners of Tenant, through one or more tiers of ownership, transfer "control" of Tenant, shall be deemed to be an assignment of this Lease. "Control" shall mean ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities. Provided Tenant remains liable for all its obligations under this Lease and any guarantor remains liable under any guaranty of this Lease, Landlord shall not unreasonably withhold consent to an assignment of this Lease to an individual, partnership or corporation if such individual, partnership or corporation has, in the reasonable opinion of Landlord, a record of timely payment of obligations and compliance with applicable laws and is a commercially and financially sound individual, partnership, or corporation. Tenant may assign or sublease the Demised Premises without the consent of Landlord if such assignment or sublease is to a partnership of which Tenant is a general partner or a corporation of which Tenant is the majority shareholder or to the parent corporation of Tenant (not including, in any event, Guarantor) or an affiliate under common control of the parent corporation of Tenant; provided further that no such assignment or sublease shall relieve Tenant of any liability hereunder, and Tenant shall not transfer its interest as a general partner (or as a majority shareholder as the case may be) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

     (b) Tenant shall submit current financial statements of any proposed assignee or sublessee together with Tenant's request for Landlord's approval of any proposed assignment or sublease, except if (i) the proposed assignee or sublessee is a partnership of which Tenant or Guarantor is a general partner, or is a corporation or limited liability company of which Tenant or Guarantor is a major shareholder, parent company or an affiliate under common control, and (ii) the financial statements of such proposed assignee or sublessee are consolidated with Guarantor. Tenant shall reimburse Landlord for all costs and expenses actually paid by Landlord in connection with any requested assignment or sublease in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00). Such amount shall increase by three percent (3%) on each anniversary of the Effective Date of this Lease.

     (c) If this Lease is assigned or transferred, or if all or any part of the Demised Premises is sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of its obligations under this Lease. Without limiting the generality of the forgoing, Tenant expressly acknowledges and agrees that in the event of an assignment of this Lease, Tenant shall remain joint and severally liable with the assignee for all of the obligations under this Lease, and in all other cases of any transfer of Tenant's interest under this Lease, Tenant shall remain primarily liable for such obligations, unless released by Landlord in writing pursuant to Section 25.03.

Subject to the foregoing, the consent by Landlord to an assignment, transfer, management contract or subletting shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord in each instance to any subsequent similar action that Tenant may intend to take.

     Section 25.03 Notwithstanding anything contained in Section 25.02 to the contrary (but without limiting anything contained in Article IV hereof): (i) Tenant shall have the right to sublease one or more of the Demised Premises in the ordinary course of Tenant's business without Landlord's consent, and (ii) Tenant may assign all, but not less than all, of its interest in this Lease, and Tenant and Guarantor shall be relieved of any liability accruing under this Lease after the date of such assignment, provided that the proposed assignee has a Credit Rating of BB+ or greater; provided that, in each case, Tenant delivers to Landlord copies of such sublease agreement or assignment contemporaneous with its effectiveness, and Tenant remains primarily liable for all obligations under this Lease. For purposes hereof, Credit Rating means the credit rating assigned by Standard Poors Rating Group to the highest rated publicly issued debt securities of the assignee.

     Section 25.04 An assignment made with Landlord's consent or as otherwise permitted hereunder shall not be effective until Tenant delivers to Landlord an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease throughout the Lease Term.

     Section 25.05 This Lease shall be binding upon, enforceable by, and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

                                  ARTICLE XXVI

                         LANDLORD'S LOAN; TENANT'S LOAN

     Section 26.01 This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect Landlord's interest in the Demised Premises, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect subordination. The interest in the Demised Premises of any such future ground lessee or lien holder shall have priority over the interest of Tenant in this Lease and in the Demised Premises provided that such ground lessee or lien holder executes a non-disturbance and attornment agreement in the form of the Subordination, Nondisturbance and Attornment Agreement attached as Exhibit F hereto. Tenant shall execute and deliver to Landlord on the Commencement Date a Subordination, Nondisturbance and Attornment Agreement in the form of Exhibit F, and shall upon five business days' written notice from Landlord, execute additional subordination, nondisturbance and attornment agreements substantially in the form of Exhibit F.

     Section 26.02 In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however,

Tenant's obligation to attorn to such purchaser shall be conditioned upon such purchaser's written agreement not to disturb Tenant's interest in this Lease, except that such purchaser shall be entitled to enforce all rights and remedies of Landlord hereunder.

     Section 26.03 Tenant shall provide to Landlord, within ten (10) days after written request from Landlord, the most recent quarterly unaudited financial statement for Tenant and Guarantor (consolidated, if applicable) prepared according to generally accepted accounting practices consistently applied, and such other financial information or tax returns as may be reasonably required by Landlord. In addition, Tenant shall provide Landlord with monthly gross sales and profit/loss statements for each restaurant operated at the Properties within twenty-five (25) days after the last day of each month during the Lease Term. Landlord, as part of the request for such information, shall designate the person or persons to whom the information will be revealed (provided, however, that Landlord may always reveal such information to any of the Landlord Parties). Unless Tenant notifies Landlord to the contrary for any persons other than Landlord Parties, Tenant grants Landlord permission to reveal said information to the person or persons so designated and to no others.

     Section 26.04 Provided that Tenant and Landlord shall secure any required consent from Landlord's lenders, Tenant shall have the right to encumber or hypothecate Tenant's interest in the leasehold estate created by this Lease but only with a leasehold deed of trust securing a loan from a lender (a "Lender"), leasehold mortgage, assignment of leases, assignment, security agreement, and/or other security document (collectively, a "Leasehold Mortgage"). All proceeds from such Leasehold Mortgage shall remain the property of Tenant.

     Section 26.05 A Leasehold Mortgage shall encumber only Tenant's leasehold interest in the Demised Premises, and shall not encumber Landlord's right title or interest in the Demised Premises. Landlord shall have no liability whatsoever for the payment of the note or any obligation secured by any Leasehold Mortgage or any other provisions of such note or the Leasehold Mortgage or related obligations. Should there be any conflict between the provisions of this Lease and of any Leasehold Mortgage, the provisions of this Lease shall control. No Leasehold Mortgage will be for a term longer than the Term of this Lease, as and if extended as provided herein. Either prior to or concurrently with the recordation of the Leasehold Mortgage, Tenant shall cause a fully conformed copy thereof and of the note secured thereby to be delivered to Landlord, together with a written notice containing the name and post office address of the Lender (as defined herein).

     Section 26.06 If Landlord declares a default under this Lease, Landlord shall notify any Lender who has given Landlord a prior written request for such notice of such default by sending a copy of the default notice required under this Lease to the Lender.

     Section 26.07 Immediately upon the recording of the Leasehold Mortgage, Tenant, at Tenant's expense, shall cause to be recorded in the office of the County Recorder of each county in which each of the Demised Premises are located, a written request duly executed and acknowledged by Landlord for a copy of any notice of default and of any notice of sale under the Leasehold Mortgage, as provided by the law in which the Demised Premises are located.

     Section 26.8 If title to Landlord's estate and to Tenant's estate are acquired by the same person or entity, other than as a result of termination of this Lease, no merger shall occur if the effect of such merger would impair the lien of any Leasehold Mortgage.

                                  ARTICLE XXVII

                          MAINTENANCE OF OUTSIDE AREAS

     Section 27.01 The term "Outside Areas" shall refer to all areas outside of the Buildings including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Demised Premises.

     Section 27.02 Tenant shall be responsible for maintaining the Outside Areas in a neat and clean condition, and shall ensure that debris from the operation of each restaurant on the Demised Premises are cleaned on a regular basis.

                                 ARTICLE XXVIII

                                  CERTIFICATES

     Section 28.01

     (a) Each party shall, at its sole cost and expense, at any time and from time to time, within ten (10) days after request by the other party, deliver a written instrument to Landlord or any other person, firm or corporation specified by the other party, duly executed and acknowledged, certifying that:

     (i) This Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect as modified and stating any such modification;

     (ii) Whether or not there are then existing, to the knowledge of the executing officer, any defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of such party to be performed or complied with, and, if so, specifying same (including, without limitation, whether such party knows or does not know of any default by the other party in such other party's performance of all agreements, terms, covenants and conditions to be performed by such other party, and if such default does exist, specifying same); and

     (iii) The amounts and dates to which the Fixed Rent, and Additional Rent have been paid, the amounts of any and all outstanding balances of such items, if any, known to such party.

     (iv) Such other information reasonably requested by Landlord.

     (b) Either party's failure to timely so deliver said certificate shall constitute an a default by such party at the sole option of the other party and shall be conclusive as to the truthfulness of the items stated in the other party's request. Delivery of a completed Estoppel Certificate in substantially the form as set forth on Exhibit C attached hereto ( "Estoppel Certificate") shall satisfy this requirement.

                                  ARTICLE XXIX

                             RELATIONSHIP OF PARTIES

     Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Except as otherwise expressly provided herein, this Lease shall not in any way impose any liability upon the members, stockholders, officers, directors or trustees of Landlord or Tenant if Landlord or Tenant should be a limited liability company, corporate entity, or trust, or upon the stockholders, officers, directors or trustees of Landlord or Tenant if Landlord or Tenant should be a corporate entity or trust. If more than one person or entity is named as the Tenant hereunder, the obligations under this Lease of all such persons and entities as Tenant shall be joint and several.

                                   ARTICLE XXX

                                    RECORDING

     Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum of lease for the purposes of recordation in the form attached hereto as Exhibit D and by this reference incorporated herein (the "Memorandum"). The Memorandum shall describe the parties, the Demised Premises, the term of this Lease, any special provisions other than those pertaining to Rent and shall incorporate this Lease by reference. Tenant shall pay all costs charged or collected by the County Recorders to record the Memoranda.

                                  ARTICLE XXXI

                          CAPTIONS AND SECTION NUMBERS

     The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles nor in any way affect this Lease.

                                  ARTICLE XXXII

                                 APPLICABLE LAW

     This Lease shall be governed by, and construed in accordance with the laws of the State of Texas; provided, however, that any forcible entry and detainer action or similar proceeding shall be governed by the laws of the state in which the applicable Real Property is located. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

                                 ARTICLE XXXIII

                                ENTIRE AGREEMENT

     This Lease and the Exhibits attached hereto, all of which form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. Time is of the essence of this Lease.

                                  ARTICLE XXXIV

                            LIABILITY OF THE PARTIES

     Without limiting any guaranty of Tenant's obligations hereunder, the obligations of Landlord and Tenant under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord or Tenant. Tenant shall look solely to the Demised Premises for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder, provided the transferee of Landlord's interest assumes all liabilities and obligations of Landlord hereunder from the date of such transfer.

                                  ARTICLE XXXV

                                 ATTORNEYS' FEES

     If any legal action should be commenced in any court regarding any dispute arising between the parties hereto, or their successors and assigns, concerning any provision of this Lease or the rights and duties of any person in relation thereto, then the prevailing party therein shall be entitled to collect its reasonable expenses, attorneys' fee and court costs, including the same on appeal. As used herein, the term "prevailing party" means the party who, in light of the claims, causes of action, and defenses asserted, is afforded greater relief.

                                  ARTICLE XXXVI

                           INDIVIDUAL LEASE AGREEMENTS

     Section 36.01 In the event that from time to time Landlord sells or assigns its interest with respect to one or more of the Demised Premises, this Lease shall be divided into separate lease agreements (individually, an "Individual Lease Agreement" and, collectively, the "Individual Lease Agreements") reflecting such sale or assignment. In such event, Landlord will, at its cost and expense, prepare separate Individual Lease Agreement(s), and each party (including Landlord's assignee), will execute such new Individual Lease Agreement(s) within five (5) business days after delivery thereto. In addition, Guarantor will execute a new guaranty (substantially in the form of Exhibit G) of the Individual Lease Agreement assigned and the existing Guaranty shall be amended to remove the Demised Premises subject to the assigned Individual Lease Agreement. Each Individual Lease Agreement shall be in the form identical to the lease agreement attached as Exhibit A to the letter agreement between Landlord and Tenant, dated contemporaneously with the date of this Lease except (i) the Fixed Rent payable under each Individual Lease Agreement will reflect the Fixed Rent allocated to each Demised Premises leased under each Individual Lease Agreement pursuant to Exhibit E (prior to such assignment) and (ii) at Landlord's election, this Lease, and Individual Lease Agreements may each be cross defaulted with each other, provided, however, that the respective Landlords under each cross-defaulted lease shall be under common Control, as defined in Section 25.02(a). From and after the effective date of such Individual Lease Agreement, Landlord will be released from any liability with respect to the Demised Premises or Individual Lease Agreement so entered into.

     Section 36.02

     (a) Landlord and Tenant each waive any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waive any claim or defense which asserts that the Lease is anything other than a true Lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true Lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of the Lease of the Properties as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that the Lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Tenant has discussed the characterization of the Lease with its independent auditors and Tenant believes that this Lease will be treated as an operating lease rather than a capital lease.

     (b) Except and to the extent that Individual Agreements have been executed pursuant to the terms of this Lease, Landlord and Tenant each (i) waive any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Properties and irrevocably waive any claim or defense which asserts that the Lease is anything other than a master lease, (ii) covenant and agree that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, (iii) stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, and (iv) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

     Section 36.03 Tenant may at any time propose to Landlord that it substitute a tract of real property on which it operates a Don Pablo's restaurant ("Replacement Property") for any of the Demised Premises (the "Replaced
Property"). Tenant shall submit for Landlord's review each of the following regarding the proposed Replacement Property: an MAI appraisal reasonably satisfactory to Landlord Landlord's lenders, and any lenders to Landlord's partners (each of the foregoing, a "Lender", and collectively the "Lenders") and compliant with Lender's regulatory requirements, current survey, current environmental report, records of any administrative proceedings or environmental claims, current title report and profit/loss statements for the previous two (2) years. Provided that (i) Landlord and Lenders approve the substitution (which approval shall not be unreasonably withheld, delayed or conditioned) and (ii) the Replacement Property has equivalent or greater appraised value and financial operating history than the Replaced Property, (iii) the Replacement Property is located within the same Designated Marketing Area, as such term is defined by the Census Bureau, as the Replaced Property , and (iv) the Replacement Property has no material title or environmental defects, and has no other material liability substantially greater than the Replaced Property, all in Landlord's reasonable discretion, then Landlord shall, within 60 days after the submission of all reports required hereunder, agree to (a) the substitution of the Replacement Property for the Replaced Property or (b) the termination of this Lease with respect to the Replaced Property, with a reduction in the Fixed Rent in accordance with the amount of Fixed Rent allocated to such Replaced Property pursuant to Exhibit E. Tenant shall pay all expenses incurred by this Section, including Landlord's and Lenders' reasonable legal fees and expenses, a new title policy on the Replacement Property, and shall pay pro rated real property taxes on the Replaced Property to the date of transfer. In the event of a substitution of a Replaced Property as contemplated hereby, within thirty (30) days after Landlord's election to permit the substitution, Landlord shall convey by special warranty deed the Replaced Property to Tenant or to Tenant's designee, subject only to restrictions, easements, and other matters affecting title (x) to which the transfer to Landlord was subject, (y) which were caused or consented to by Tenant, or (z) that do not substantially impair the value or use of the Replaced Property. Furthermore, upon approval of a Replacement Property by Landlord, Landlord and Tenant shall take all such further actions as may be reasonably required to effect the substitution of the Replacement Property for the Replaced Property, including, without limitation, the execution and delivery of an amendment to or replacement of this Lease in form and substance reasonably satisfactory to the parties evidencing such substitution. The Replacement Property may be two (2) or more properties (with the consent of Landlord) provided that each property satisfies all of the conditions required by this Section 36.03, except that the requirements as to appraised value and financial condition are satisfied by the properties in the aggregate and provided further that the leases as to such Replacement Properties shall include such additional provisions (for example, and without limitation, provisions which tie those leases together for purposes of defaults) as Landlord may reasonably require. Upon either the substitution of the Replaced Property or the termination of this Lease with respect to the Replaced Property pursuant to this

Section, Tenant (and all affiliates of Tenant) shall immediately discontinue all business operations at the Replaced Property.

                                 ARTICLE XXXVII

                                  ENVIRONMENTAL

     Section 37.01

     (a) For the purpose of this Lease, the following definitions pertaining to environmental matters shall apply:

     "De Minimis Amounts" means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation or remediation under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar business located in the states in which the Demised Premises is located.

     "Environmental Conditions" means the conditions of "Environmental Media" (as defined below), and the conditions of any part of the Demised Premises, including but not limited to building materials, which affect or may affect Environmental Media.

     "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, permit condition or regulation pertaining to public health, occupational health and safety, natural resources or environmental protection, including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S. C. ? 9601 et seq. as amended ("CERCLA"), the Solid Waste Disposal Act, 42 U.S.C. ? 6901 et seq. as amended ("RCRA"), the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USC 7401 et seq.; the National Environmental Policy Act of 1970, as amended, 42 USC 4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 USC 401 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C.
Section 801 et seq. the Endangered Species Act of 1973, as amended, 16 U.S.C. 1531, et seq.; the Occupational Safety and Health Act of 1970, as amended 29 U.S.C. 651, et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. as amended, and all regulations, published governmental policies, and administrative or judicial orders promulgated under said laws; (2) all state or local laws which implement the foregoing federal laws or which pertain to public health and safety, occupational health and safety, natural resources or environmental protection: all as amended from time to time, and all regulations, published governmental policies, and administrative or judicial orders promulgated under the foregoing laws; (3) all federal and state common law, including but not limited to the common law of public or private nuisance, trespass, negligence or strict liability, where such common law pertains to public health and safety, occupational health and safety, natural resources, environmental protection, or the use and enjoyment of property, and all judicial orders promulgated under said laws; and (4) all comparable local laws and comparable laws of other jurisdictions.

     "Environmental Media" means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including without limitation all animals and plants, whether such Environmental Media are located on or off the Demised Premises.

     "Hazardous Materials" means any ignitable, reactive, explosive, corrosive, carcinogenic, mutagenic, toxic or radioactive material, whether virgin material, secondary material, by-product, waste or recycled material, defined, regulated or designated as a contaminant, pollutant, hazardous or toxic substance, material, waste, contaminant or pollutant under any Environmental Laws or any other federal, state or local law, statute, regulation, ordinance, or governmental policy presently in effect or as amended or promulgated in the future, and shall specifically include, without limitation: (a) those materials included within the definitions of "hazardous substances," "extremely hazardous substances," "hazardous materials," "toxic substances" "toxic pollutants," "hazardous air pollutants" "toxic air contaminants," "solid waste," "hazardous waste," "pollutants," contaminants" or similar categories under any Environmental Laws; (b) those materials which create liability under common law theories of public or private nuisance, negligence, trespass or strict liability; and (c) specifically including, without limitation, any material, waste or substance which contains: (i) petroleum or petroleum derivatives byproducts, including crude oil and any fraction thereof and waste oil; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) formaldehyde; and (v) radon.

     "Release" means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any Environmental Media. For the purposes of this Lease, "Release" also includes any threatened Release.

     "Remedial Activities" means any investigation, work plan preparation removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address Environmental Conditions.

     "Use"  means  the  receipt,  handling,   generation,   storage,  treatment,
recycling, transfer, transportation, introduction, or incorporation into, on, about, under or from the Demised Premises.

     (b) Tenant acknowledges that it owned and operated the Demised Premises prior to selling the Demised Premises to Landlord and that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to the status of Environmental Conditions or Hazardous Materials at the Demised Premises. Landlord has granted Tenant the absolute right to inquire with regard to the Environmental Conditions of the Demised Premises, including the right to inquire and obtain from Landlord or Landlord's predecessor copies of any and all existing environmental assessments. Landlord agrees to furnish Tenant with all copies of non-legally privileged environmental reports covering the Demised Premises, if any, which are in the possession of Landlord. Tenant will conduct at its own expense any and all investigations regarding Environmental Conditions of the Demised Premises and will satisfy itself as to the absence or existence of Hazardous Materials contamination of the Demised Premises. Tenant's entry into this Lease shall be made at its sole risk.

     Section 37.02 From and after the Effective Date, Tenant shall not be entitled to the Use of any Hazardous Materials at the Demised Premises other than De Minimis Amounts, unless performed in full compliance with all Environmental Laws and any other applicable local, state and federal statutes, orders, ordinances, rules and regulations. Tenant shall be prohibited from conducting or allowing the Release of Hazardous Materials onto, on, about, under or from the Demised Premises, the exception being sewer or other permitted discharges or Releases or other De Minimis Amounts, in full compliance with all Environmental Laws and any other applicable laws. Subject to any right to contest the applicability or effect of any Environmental Law as contemplated by
Article VIII above, from and after the date of this Lease, Tenant covenants to, and shall, undertake all Remedial Activities necessary to address any Use or Release of Hazardous Materials after the date of this Lease, by Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors ("Other Parties"), or otherwise adversely affecting any Demised Premises at Tenant's sole cost and expense, and shall give immediate written notice of same to Landlord. If any Remedial Activities are required to be performed at any location other than the Demised Premises, Tenant shall use its best efforts to obtain any required access agreements from third parties

     Section 37.03 In addition to any other obligation herein, Tenant shall defend, indemnify and hold Landlord Parties free and harmless from any and all claims, losses, liabilities and other obligations of any kind whatsoever that may be made against or incurred by Landlord Parties in connection with (i) the violation of any Environmental Law, or (ii) Hazardous Materials or Environmental Conditions at or from the Demised Premises whether heretofore now existing or hereafter arising, and whether in connection with or as a result of Tenant's operations at the Demised Premises, including without limitation any and all costs and fees of attorneys or experts incurred by Landlord in defending against same; provided, however, that the foregoing indemnity shall not be applicable to any claim directly attributed to the gross negligence or willful misconduct of Landlord or any Landlord Party. This and any other right of Landlord may be assigned to its successors in interest under the terms of this Lease.

     Section 37.04 Within fifteen (15) days after notification to Tenant, Tenant shall inform Landlord in writing of (i) any and all enforcement actions, initiation of Remedial Activities where no Remedial Activities are currently being conducted upon receipt of such notification, or other governmental or regulatory actions (excluding routine actions such as permit renewals) instituted, completed or threatened pursuant to any Environmental Laws affecting the Demised Premises; (ii) all claims made or threatened by any third person against Tenant or the Demised Premises relating in any way whatsoever to Hazardous Materials or Environmental Conditions (the matters set forth in clauses (i) and (ii) are hereinafter referred to as "Environmental Claims");
(iii) Tenant's knowledge of any material Release of Hazardous Materials at, on, in, under to or from the Demised Premises or on, in or under any adjoining property. Tenant shall also supply to Landlord within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the matters described in this Section.

     Section 37.05 In addition to any other obligations herein, Tenant shall be solely responsible for and shall indemnify and hold harmless all Landlord Parties from and against any and all private or governmental claims, lawsuits, administrative proceedings, judgments, penalties, fines, proceedings, loss, damage, cost, expense or liability directly or indirectly arising out of or associated in any manner whatsoever with Tenant's Use or the presence of Hazardous Materials (which may have occurred at any time including prior to the term hereof) or Release of Hazardous Materials at, on, under, about or from the Demised Premises during the term hereof, including any extensions. Tenant's indemnity and release includes, without limitation: (i) the costs associated with Remedial Activities, including all necessary plans and reports, incurred by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency or entity or by any other person, incurred pursuant to the CERCLA, RCRA, or any other applicable Environmental Laws; (ii) any oversight charges, fines, damages or penalties arising from the presence or Release of Hazardous Materials, and any related Remedial Activities, incurred pursuant to the provisions of CERCLA, RCRA, or any other applicable Environmental Laws;
(iii) any liability to third parties arising out of the presence or Release of Hazardous Materials for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance, the costs of Remedial Activities, or for the carrying on of an abnormally dangerous activity; (iv) all direct or indirect compensatory, consequential, or punitive damages arising out of any claim based on the presence or Release of Hazardous Materials or damage or threatened damage to Environmental Conditions; (v) any and all reasonable costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; and (vi) Rent during any period of Remedial Activities equal to the Base Rent then in effect, or if the Lease has terminated, the Base Monthly Rent which was in effect on the Termination Date; provided, however, that the foregoing indemnity shall not be applicable to any claim directly attributable to the gross negligence or willful misconduct of Landlord or any Landlord Party. The foregoing indemnity shall apply to Tenant's Use of Hazardous Materials irrespective of whether any of Tenant's activities were or will be undertaken in accordance with Environmental Laws or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S. C.? 9607(e)(1). Tenant specifically agrees that it shall not sue or seek contribution from any indemnity or any successors or assigns thereof in any matter relating to any Hazardous Material liability except as a result of the gross negligence of Landlord or other Landlord Parties on the Demised Premises. All costs and expenses related to this paragraph incurred by Landlord shall be repaid by Tenant to Landlord as Additional Rent. This indemnity shall survive termination of the Lease.

                                 ARTICLE XXXVIII

                                     ADDENDA

     Section 38.01 The following exhibits have been agreed to by the parties and attached hereto or initialed by the parties prior to the execution hereof, it being the intention of the parties that they shall become a binding part of this Lease as if fully set forth herein.

            Exhibit A Location/Legal Description/Address of the Real
          Property Exhibit B Tenant's Personal Property List Exhibit C
           Tenant's Estoppel Certificate Exhibit D Memorandum of Lease
            Exhibit E Fixed Rent Allocation Exhibit F Subordination,
           Nondisturbance and Attornment Agreement Exhibit G Guaranty
                        Agreement Exhibit H Base EBITDAR

                                  ARTICLE XXXIX

                                  COUNTERPARTS

     Section 39.01 This Lease may be executed in counterparts and shall be binding on all the parties hereto as if one document had been signed. The delivery of an executed copy of this Lease by facsimile transmission shall have the same force and effect as the delivery of the original, signed copy of this Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first above written.


                         [SIGNATURES ON FOLLOWING PAGE]

                                  LANDLORD:

                                  SKYLINE-FRI 8, L.P.
                                  a Delaware limited partnership
                                  By:  Tex-Mex G P, LLC
                                  a Delaware limited liability company

                                  By:  SKYLINE PACIFIC PROPERTIES, LLC
                                       a Colorado limited liability company


                                  By:
                                      -------------------------------------

                                  Name:
                                        -----------------------------------

                                  Title:
                                        -----------------------------------

                                  TENANT:


                                  DON PABLO'S OPERATING CORP.
                                  an Ohio corporation


                                  By:
                                      -------------------------------------

                                  Name:
                                        -----------------------------------

                                  Title:
                                        -----------------------------------




     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.


                                      S-1